UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of report (Date of earliest eventreported): July 6, 2004


                               Denny's Corporation
             (Exact name of registrant as specified in its charter)


           Delaware                0-18051               13-3487402
        --------------          ------------           --------------
       (State or other          (Commission            (IRS Employer
       jurisdiction of          File Number)           Identification
       incorporation)                                       No.)

          203 East Main Street, Spartanburg, SC          29319-0001
        -----------------------------------------       ------------
         (Address of Principal Executive Offices)       (Zip Code)


       Registrant's telephone number, including area code: (864) 597-8000



       -------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.  Other Events and Required FD Disclosure.

         On July 7, 2004, Denny's Corporation (the "Company") announced the completion of a private placement of shares of its common stock ("Common Stock") to accredited institutional investors, raising aggregate gross proceeds of approximately $92 million. In connection with the private placement, the Company issued 48,429,997 shares of its Common Stock (the "Purchased Shares") at $1.90 per share. The Company has agreed to file a registration statement covering resales of the Purchased Shares.

         A press release, dated July 7, 2004, announcing the private placement is filed herewith as Exhibit 99.1 and incorporated herein by reference. The private placement of the Purchased Shares was made pursuant to Subscription Agreements entered into between the Company and each of the investors. A form of the Subscription Agreement is filed herewith as Exhibit 99.2


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Not Applicable

         (b) Not Applicable

         (c) Exhibits.

         The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

         Exhibit No.              Description
         -----------              -----------

         99.1                     Press Release dated July 7, 2004, issued by
                                  Denny's Corporation

         99.2                     Form of Subscription Agreement





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DENNY'S CORPORATION



                                           By:  /s/ Andrew F. Green
                                                --------------------------------
                                                Andrew F. Green
                                                Senior Vice President and
                                                Chief Financial Officer
Date: July 7, 2004

                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------

    99.1                   Press Release dated July 7, 2004, issued by
                           Denny's Corporation

    99.2                   Form of Subscription Agreement